Exhibit 4.16

Schedule of Omitted OPERATION AND MAINTENANCE SERVICES Agreements

As these agreements are identical in every case except for reference number, description of equipment and pricing information, we have, for ease of reference, filed only one standard agreement and provided this schedule to indicate the agreements that we have omitted from filing as exhibits to this registration statement on Form 20-F.

1.	Operation and Maintenance Services Agreement (FV-ASS-COM-70), dated as of April 29, 2019, by and between Sendas Distribuidora S.A. and GreenYellow do Brasil Energia e Serviços Ltda.

2.	Operation and Maintenance Services Agreement (FV-ASS-COM-82), dated as of April 29, 2019, by and between Sendas Distribuidora S.A. and GreenYellow do Brasil Energia e Serviços Ltda.

3.	Operation and Maintenance Services Agreement (FV-ASS-COM-84), dated as of April 29, 2019, by and between Sendas Distribuidora S.A. and GreenYellow do Brasil Energia e Serviços Ltda.

4.	Operation and Maintenance Services Agreement (FV-ASS-COM-111), dated as of April 29, 2019, by and between Sendas Distribuidora S.A. and GreenYellow do Brasil Energia e Serviços Ltda.

5.	Operation and Maintenance Services Agreement (FV-ASS-COM-131), dated as of April 29, 2019, by and between Sendas Distribuidora S.A. and GreenYellow do Brasil Energia e Serviços Ltda.

6.	Operation and Maintenance Services Agreement (FV-ASS-COM-133), dated as of April 29, 2019, by and between Sendas Distribuidora S.A. and GreenYellow do Brasil Energia e Serviços Ltda.

7.	Operation and Maintenance Services Agreement (FV-ASS-COM-135), dated as of April 29, 2019, by and between Sendas Distribuidora S.A. and GreenYellow do Brasil Energia e Serviços Ltda.